EXHIBIT 10.6

AMENDMENT NO. 1

TO

MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 1 dated as of September 16, 2009 (the “Amendment”) to the MANAGEMENT AGREEMENT dated as of August 31, 2009 (the “Agreement”) is made and entered into by and between CREXUS INVESTMENT CORP., a Maryland corporation (the “Company”), and FIXED INCOME DISCOUNT ADVISORY COMPANY, a Delaware corporation (together with its permitted assignees, the “Manager”).

WHEREAS, the Company and the Manager desire to amend the Agreement to amend the compensation to be paid by the Company to the Manager under the Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1. AMENDMENT.

The Agreement is hereby amended by striking Section 1(y) in its entirety and replacing in lieu thereof the following:

“(y) “Management Fee” means a management fee equal to 0.50% per annum for the first twelve months following the completion of the initial public offering, 1.00% per annum for the period after the first twelve months through the eighteenth month following the initial public offering, and 1.50% per annum after the first eighteen months following the initial public offering, calculated and paid (in cash) quarterly in arrears, of the Stockholders’ Equity. The Management Fee will be reduced, but not below zero, by the Company’s or a Subsidiary’s proportionate share of any management fees the Manager receives in connection with any investment vehicle in which the Company or such Subsidiary, as applicable, invests, based on the percentage of equity the Company or such Subsidiary, as applicable, holds in such vehicle.”

SECTION 2. STATUS.

This Amendment amends the Agreement, but only to the extent expressly set forth herein. All other provisions of the Agreement remain in full force and effect. Unless otherwise defined herein, initially capitalized terms have the meaning given them in the Agreement.

SECTION 3. REPRESENTATIONS.

In order to induce both the Company and the Manager to execute and deliver this Amendment, both parties represent that as of the date hereof, each are in full compliance with all of the terms and conditions of the Agreement, including, but not limited to, the warranties and representations set forth in the Agreement.

SECTION 4. GOVERNING LAW.

This Amendment shall be governed by and construed in accordance with the applicable terms and provisions of Section 21 the Agreement, which terms and provisions are incorporated herein by reference.

SECTION 5. COUNTERPARTS.

This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same instrument.

SECTION 6. FACSIMILE EXECUTION.

Facsimile signatures on counterparts of this Amendment are hereby authorized and shall be acknowledged as if such facsimile signatures were an original execution, and this Amendment shall be deemed as executed when an executed facsimile hereof is transmitted by a party to any other party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

CREXUS INVESTMENT CORP.

By:	/s/ Daniel Wickey
Name:	Daniel Wickey
Title:	Chief Financial Officer

FIXED INCOME DISCOUNT ADVISORY COMPANY

By:	/s/ Wellington J. Denahan-Norris
Name:	Wellington J. Denahan-Norris
Title:	Chief Investment Officer and Chief Operating Officer